Exhibit 99.1

U.S. GoldMining Commences 2026 Drilling Program to Test High-Priority

Exploration Targets at its 100% Owned Whistler Gold-Copper Project, Alaska

Anchorage, Alaska – July 6, 2026 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to announce that it has commenced drilling as part of the previously announced 2026 exploration program (the “Program”) at its 100% owned Whistler Gold-Copper Project in Alaska (“Whistler” or the “Project”).

Highlights:

●	One Drill Turning at Whistler Orbit, Second Drill En Route: The Program has safely and successfully ramped up, with the first drill activated ahead of schedule (See Figure 1). The Company is actively drilling the high-priority Whistler Orbit targets (see Figure 2). As porphyry systems typically occur in clusters, testing these near-deposit anomalies offers higher probability opportunities to discover potential new porphyry centers.

●	Systematically Testing a District-Scale Porphyry Cluster: The Whistler Orbit represents a classic ‘porphyry cluster’ spanning a 7.5 km by 4.5 km area. The technical team has systematically delineated over 25 individual exploration targets by stacking multiple lines of evidence, including geological mapping, geophysical surveying and geochemical vectors, to prioritize the highest-ranked targets to drill test in 2026.

●	Transitioning to Active Discovery: The start of drilling propels the Company into a catalyst-rich phase, designed to build upon the recent Whistler initial economic assessment (“PEA”)[1]. The PEA, which conservatively incorporates only the indicated resources from the Whistler deposit, one of three deposits with stated mineral resource estimates on the property, conceptually modeled an after-tax net present value at a 5% discount rate (“NPV5%”) of $2.0 billion, a 33% internal rate of return (“IRR”) and initial payback of 2.1 years, at base case prices.

●	Assay Timeline: On-site core logging and cutting facilities are fully operational. The Company anticipates releasing the first batches of assay results by the end of the third quarter, subject to laboratory turnaround times.

Tim Smith, Chief Executive Officer of U.S. GoldMining commented: “Achieving active drilling at the Whistler Orbit targets is an exciting milestone for our team and our stakeholders. With the recent release of the PEA, our focus now shifts to seeking to unlocking the large upside exploration potential of the district.

Geologically, gold-copper porphyries frequently occur in groups or ‘clusters’. By targeting the Whistler Orbit right out of the gate, we are aggressively hunting for the next major porphyry center potentially situated right next door to our primary Whistler deposit. The 2026 Program is fully funded to drill a minimum of 6,000 meters of core to test the highest ranked 8 to 10 targets within the Whistler Orbit. We have safely executed our mobilization ahead of schedule, our camp is fully active and we look forward to providing the market with updates and assay results as we advance the program.”

1 All references to dollar amounts are to United States dollars unless otherwise stated. Base-case prices used in the 2026 Whistler PEA are $3,200 per ounce gold, $4.50 per pound copper, and $37.50 per ounce silver, based on long term market consensus prices as of February 2026. Please refer to the technical report titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America”, dated effective March 2, 2026, which is available under the Company’s profile at www.sec.gov

Figure 1 Rig 1 at Whistler located over the Raintree North target area.

Whistler PEA

For further information, please see the technical report summary titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America” (the “S-K 1300 Report”) prepared under subpart 1300 of Regulation S-K under the U.S. Securities act of 1933 (“S-K 1300”) and the Canadian National Instrument 43-101 (“NI 43-101”) technical report titled “Whistler Gold-Copper Project, NI 43-101 Technical Report and Preliminary Economic Assessment”, each dated effective March 2, 2026. The S-K-1300 Report is available under the Company’s profile at www.sec.gov and the NI 43-101 Report is available under its profile at www.sedarplus.ca.

Technical Information

The results of the PEA contained herein are preliminary in nature and are intended to provide an initial assessment of the Project’s economic potential and development options of the Project. Among other things, the PEA, including its mine schedule, cost estimates and economic assessment, includes numerous assumptions and there can be no certainty that this economic assessment may be realized.

Tim Smith, P.Geo., Chief Executive Officer of the Company, has supervised the preparation of this news release and has reviewed the additional scientific and technical information contained herein. Mr. Smith is a qualified person as defined under NI 43-101 and S-K 1300.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska mining claims totaling approximately 53,700 acres (217.5 square kilometers).

For further information regarding the Project, refer to previous technical disclosures available on the Company’s website and under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s plans and expectations regarding the Project, the Program, the results of the PEA, expectations regarding the Project and its future exploration and development potential, the anticipated benefits of governmental initiatives and proposed regional infrastructure, and expectations regarding future exploration plans. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, fluctuating commodity prices, risks inherent with preliminary economic assessments and mineral resource estimation generally, economic risks, changing economic factors, including those impacting estimated costs and expenditures and economic returns under the PEA, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and future development work, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.

Figure 2 Left: Orthogonal view 3D magnetic inversion modelling of the Whistler Orbit, calibrated on the Whistler Deposit, highlights numerous additional potential diorite porphyry intrusions (outlined with blue dashed linework). High priority prospect areas are delineated by a combination of geological mapping, geophysical surveying, and geochemical vectors, to prioritize the highest-ranked targets to drill test in 2026. Right: The district-scale Whistler Gold-Copper Project, containing three gold ± copper ± silver mineral systems: Whistler–Raintree, also referred to as ‘Whistler Orbit’, contains the currently delineated Whistler and Raintree deposits; Island Mountain contains the namesake gold deposit and several additional undrilled targets; and Muddy Creek holds potential for discovery of an intrusive related gold system.